Exhibit 99.2

CFO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Florida Gaming Corporation (the “Company”) on Form 10-KSB for the period  ending December 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,  Kimberly Tharp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;  and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ KimberlyTharp
Kimberly Tharp
Chief Financial Officer
March 31, 2003